Exhibit 99.1

FOR IMMEDIATE RELEASE

Genesis HealthCare Contact:

Investor Relations

610-925-2000

GENESIS HEALTHCARE

REPORTS SECOND QUARTER 2015 RESULTS

•                              Strong Second Quarter Performance With Pro Forma(1) Adjusted:

•                                          EBITDAR of $198.0 Million

•                                          EBITDA of $76.6 Million

•                                          Diluted EPS of $0.14

•                              Solid Pro Forma(1) EBITDAR and EBITDA Growth of 5.8% and 10.0%, Respectively

KENNETT SQUARE, PA — (August 6, 2015) — Genesis HealthCare (Genesis, or the Company) (NYSE:GEN), one of the largest post-acute care providers in the United States, today announced operating results for the quarter and six month periods ended June 30, 2015.

Highlights

•                  Previously announced expense reductions yield $9.0 million of savings in the quarter and $15.5 million of savings through the first six months of 2015; on track to realize $30 to $40 million in 2015;

•                  Skilled Healthcare integration continues as planned; approximately $3.0 million of transaction synergies realized in the second quarter and $4.0 million through the first six months of 2015; on track to realize $13 million in 2015;

•                  Controllable routine costs were well managed across all business lines; therapist efficiency of 70% improves 60bp over the prior year second quarter;

•                  On July 1st, Genesis closed on 91 previously announced new therapy contract starts and a 22- outpatient rehab site acquisition;

•                  During the quarter, Genesis announced the planned acquisition of Revera Inc.’s 24 skilled nursing facilities and contract rehabilitation business for $240 million; the deal is on track to close by year end, subject to additional due diligence, regulatory and licensing approvals, and other customary conditions;

“Second quarter earnings exceeded our expectations as we executed a smooth integration of the Skilled Healthcare business and continued to make excellent progress regarding Skilled merger synergies and cost savings initiatives,” comments George V. Hager, Jr., Chief Executive Officer of Genesis. “With our performance to date, we are already on a trajectory to exceed the mid-point of our earnings guidance for 2015.  Looking ahead, although we expect industry dynamics to remain challenging to the top line, we anticipate our planned cost reductions, recent and expected acquisition growth initiatives, and planned refinancing activities to allow us to grow our free cash flow meaningfully.”

Second Quarter 2015 Results

(Unaudited)

	Three months ended June 30, 2015		Three months ended June 30, 2014		Pro Forma(1) Non-GAAP Growth
		Pro Forma(1)		Pro Forma(1)
(IN THOUSANDS, EXCEPT PER SHARE DATA)	GAAP	Non-GAAP	GAAP	Non-GAAP	Dollars	Percentage
Net Revenues / Adjusted Net Revenues	$1,419,475	$1,410,261	$1,200,651	$1,403,225	$7,036	0.5%
EBITDAR / Adjusted EBITDAR	184,008	197,974	161,599	187,100	10,874	5.8%
EBITDA / Adjusted EBITDA	145,049	76,557	128,690	69,602	6,955	10.0%
Fully Diluted EPS / Adjusted Fully Diluted EPS	(0.20)	0.14	Not applicable as Genesis was privately held

	Six months ended June 30, 2015		Six months ended June 30, 2014		Pro Forma(1) Non-GAAP Growth
		Pro Forma(1)		Pro Forma(1)
(IN THOUSANDS, EXCEPT PER SHARE DATA)	GAAP	Non-GAAP	GAAP	Non-GAAP	Dollars	Percentage
Net Revenues / Adjusted Net Revenues	$2,762,476	$2,812,787	$2,387,195	$2,795,486	$17,301	0.6%
EBITDAR / Adjusted EBITDAR	359,355	383,339	309,854	361,749	21,590	6.0%
EBITDA / Adjusted EBITDA	283,977	142,778	244,146	129,550	13,228	10.2%
Fully Diluted EPS / Adjusted Fully Diluted EPS	(1.58)	0.21	Not applicable as Genesis was privately held

(1) To facilitate comparisons, pro forma results for the three and six months ended June 30, 2015 and 2014 were prepared on a basis assuming the combination of Skilled Healthcare and Genesis HealthCare occurred at the beginning of the respective period presented rather than as of February 2, 2015, which is the actual date of the combination. See reconcilition of pro forma results to GAAP results in the tables in this release.

Assuming Genesis and Skilled Healthcare were fully combined in all periods presented, Genesis’ adjusted revenue of $1.410 billion in the second quarter of 2015 would have increased $7.0 million or 0.5% over the prior year quarter.  Revenue growth in the second quarter of 2015 was negatively impacted $9.0 million by the divestiture of three facilities and $7.6 million due to the loss of therapy contracts.  Both elements of divested revenue were considered in the Company’s full year guidance.  As reported GAAP basis revenue of $1.419 billion in the second quarter of 2015 increased $218.8 million or 18.2% over the prior year quarter, principally due to the combination with Skilled Healthcare in February 2015.

Assuming Genesis and Skilled Healthcare were fully combined in all periods presented, Genesis’ adjusted revenue of $2.813 billion in the six months ended June 30, 2015 would have increased $17.3 million or 0.6% over the prior year period.  Revenue growth in the six months ended June 30, 2015 was negatively impacted $18.0 million by the divestiture of three facilities and by $16.6 million due to the loss of therapy contacts.  Both elements of divested revenue were considered in the Company’s full year guidance.  As reported GAAP basis revenue of $2.762 billion in the in the six months ended June 30, 2015 would have increased $375.3 million or 15.7% over the prior year period, principally due to the combination with Skilled Healthcare in February 2015.

Assuming Genesis and Skilled Healthcare were combined in all periods presented, adjusted EBITDAR of $198.0 million in the second quarter of 2015 would have increased $10.9 million or 5.8% over the prior year quarter. Adjusted EBITDAR growth in the second quarter of 2015 was driven by $9.0 million of planned cost reductions and approximately $3.0 million of Skilled Healthcare transaction synergies. GAAP basis loss from continuing operations of $33.2 million in the second quarter of 2015 increased $2.4 million or 7.6% over the prior year quarter.

Assuming Genesis and Skilled Healthcare were combined in all periods presented, adjusted EBITDAR of $383.3 million in the six months ended June 30, 2015 would have increased $21.6 million or 6.0% over the prior year period. Adjusted EBITDAR growth in the six months ended June 30, 2015 was driven by $15.5 million of planned cost reductions and approximately $4.0 million of Skilled Healthcare transaction synergies. GAAP basis loss from continuing operations of $151.6 million in the six months ended June 30, 2015 increased $79.9 million over the prior year period principally due to $88.7 million of transaction costs incurred in the Skilled combination and other transactions, offset by the incremental earnings generated by the combined business.

Business Development, Acquisitions and Divestitures

During the second quarter of 2015, as previously announced, Genesis closed a transaction to acquire two PowerBack-like buildings in Texas.  One facility in Richardson, TX was lease financed.  The other is in San Antonio, TX, and was purchased by Genesis for $13 million, including $8 million of assumed HUD debt.  Genesis intends to convert these facilities to the PowerBack Rehabilitation brand over the next several months.

Effective July 1, 2015, as previously announced, Genesis Rehab Services (GRS) signed 91 new therapy contracts with four key customers and acquired 22 outpatient sites.  GRS now provides contract therapy services for more than 1,700 locations across 46 states, the District of Columbia and China. The new contracts are expected to contribute an additional $7.5 million in annual EBITDAR and was considered in the Company’s full year guidance.

During the second quarter, Genesis announced the planned acquisition of Revera Inc.’s 24 skilled nursing facilities and contract rehabilitation business for $240 million.  Genesis has substantially completed its due diligence period and confirms the acquisition is on track to close by year end, subject to additional due diligence, regulatory and licensing approvals, and other customary conditions.  This acquisition is expected to be accretive to 2016 earnings and increase the Company’s fixed charge coverage.  On a pro forma basis, after considering the expected repurchase of 21 currently leased facilities, the Revera transaction will increase Genesis’ facility ownership from 15% to 23%.

Genesis continues to strategically look to monetize non-core assets and either redeploy the capital to investments providing greater return to shareholders or to repay Genesis’ most expensive debt. Over the next nine months, Genesis looks to sell certain of its non-core assets having the potential to produce $100 million to $150 million of net cash proceeds.

2015 Guidance

The Company reaffirms its previously announced 2015 adjusted EBITDAR guidance of $755.0 million to $770.0 million and adjusted EBITDA of $267.6 million to $282.6 million.  In connection with further refinement to projected depreciation and amortization expense, the Company is adjusting its previous 2015 net income from continuing operations on a diluted basis from a range of $0.29 to $0.34 per share to a revised range of $0.34 to $0.39 per share.

The 2015 guidance is based on 154.6 million diluted weighted average common shares outstanding and common stock equivalents on a fully exchanged basis. The Company’s earnings guidance was prepared on a pro forma basis to reflect full year estimates assuming the operations of Skilled Healthcare were combined with those of Genesis HealthCare as of January 1, 2015.

Conference Call

Genesis HealthCare will hold a conference call at 8:30 a.m. Eastern Time on Friday, August 7, 2015 to discuss financial results for the first quarter.  Investors can access the conference call by calling (855) 849-2198 or live via a listen-only webcast through the Genesis web site at http://www.genesishcc.com/investor-relations/, where a replay of the call will also be posted for one year.

About Genesis HealthCare

Genesis HealthCare (NYSE: GEN) is a holding company with subsidiaries that, on a combined basis, comprise one of the nation’s largest post-acute care providers with more than 500 skilled nursing centers and assisted/senior living communities in 34 states nationwide. Genesis subsidiaries also supply rehabilitation and respiratory therapy to more than 1,600 healthcare providers in 46 states, the District of Columbia and China.  References made in this release to “Genesis,” “the Company,” “we,” “us” and “our” refer to Genesis HealthCare and each of its wholly-owned companies. Visit our website at www.genesishcc.com.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” “pursue, “plans” or “prospect,” or the negative or other variations thereof or comparable terminology. They include, but are not limited to, statements about Genesis’ expectations and beliefs regarding its future financial performance, its anticipated synergy cost savings from the Skilled Healthcare combination, anticipated operating expense reductions, anticipated acquisitions, anticipated divestitures, anticipated development opportunities and anticipated deleveraging opportunities. These forward-looking statements are based on current expectations and projections about future events, including the assumptions stated in this release, and there can be no assurance that they will be achieved or occur, in whole or in part, in the timeframes anticipated by the Company or at all.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Genesis may differ materially from that expressed or implied by such forward-looking statements.

These risks and uncertainties include, but are not limited to the following:

•      reductions in Medicare reimbursement rates, or changes in the rules governing the Medicare program could have a material adverse effect on our revenue, financial condition and results of operations;

•      continued efforts of federal and state governments to contain growth in Medicaid expenditures could adversely affect our revenue and profitability;

•      recent federal government proposals could limit the states’ use of provider tax programs to generate revenue for their Medicaid expenditures, which could result in a reduction in our reimbursement rates under Medicaid;

•      revenue we receive from Medicare and Medicaid is subject to potential retroactive reduction;

•      our success is dependent upon retaining key executive and personnel;

•      health reform legislation could adversely affect our revenue and financial condition;

•      annual caps that limit the amounts that can be paid for outpatient therapy services rendered to any Medicare beneficiary may negatively affect our results of operations;

•      we are subject to a Medicare cap amount for our hospice business. Our net patient service revenue and profitability could be adversely affected by limitations on Medicare payments;

•      we are subject to extensive and complex laws and government regulations. If we are not operating in compliance with these laws and regulations or if these laws and regulations change, we could be required to make significant expenditures or change our operations in order to bring our facilities and operations into compliance;

•      we face inspections, reviews, audits and investigations under federal and state government programs and contracts. These audits could have adverse findings that may negatively affect our business;

•      significant legal actions, which are commonplace in our professions, could subject us to increased operating costs and substantial uninsured liabilities, which would materially and adversely affect our results of operations, liquidity and financial condition;

•      insurance coverage may become increasingly expensive and difficult to obtain for health care companies, and our self-insurance may expose us to significant losses;

•      we may be unable to reduce costs to offset decreases in our patient census levels or other expenses completely;

•      future acquisitions may use significant resources, may be unsuccessful and could expose us to unforeseen liabilities;

•      we lease a significant number of our facilities and may experience risks relating to lease termination, lease extensions and special charges;

•      our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our financial obligations;

•      following the combination of FC-GEN Operations Investment LLC and Skilled Healthcare Group, Inc., we may

not be able to continue to successfully integrate our operations, which could adversely affect us and the market price of our common stock;

•      we have incurred substantial costs and expect to incur additional transaction and integration costs in connection with the combination of FC-GEN Operations Investment LLC and Skilled Healthcare Group, Inc;

•      the holders of a majority of the voting power of Genesis’ common stock have entered into a voting agreement, and the control group’s interests may conflict with yours;

•      some of our directors are significant stockholders or representatives of significant stockholders, which may result in the diversion of corporate opportunities and other potential conflicts; and

•      we are a “controlled company” within the meaning of NYSE rules and, as a result, qualify for and rely on exemptions from certain corporate governance requirements.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2014, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the U.S. Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015 when it is filed, discuss the foregoing risks as well as other important risks and uncertainties of which investors should be aware. Any forward-looking statements contained herein are made only as of the date of this release. Genesis disclaims any obligation to update the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements.

Note Regarding Use of Non-GAAP Financial Measures

For a discussion of the reasons why the Company utilizes non-GAAP financial measures and believes that the presentation of such measures provides useful information to investors regarding the Company’s financial condition and results of operations, see the Current Report on Form 8-K furnished to the U.S. Securities and Exchange Commission on August 6, 2015.

###

GENESIS HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014

Net revenues	$1,419,475	$1,200,651	$2,762,476	$2,387,195

Salaries, wages and benefits	820,926	717,215	1,611,659	1,438,477
Other operating expenses	348,236	269,603	660,797	533,149
General and administrative costs	44,983	35,980	86,516	71,844
Provision for losses on accounts receivable	22,113	17,080	45,509	35,596
Lease expense	38,959	32,909	75,378	65,708
Depreciation and amortization expense	53,605	48,930	113,538	96,430
Interest expense	126,385	109,900	247,698	218,650
Loss on extinguishment of debt	—	181	3,234	680
Investment income	(431)	(436)	(847)	(1,379)
Transaction costs	2,642	1,298	88,710	3,547
Other loss (income)	50	(667)	(7,560)	(667)
Equity in net income of unconsolidated affiliates	(360)	(390)	(513)	(346)

Loss before income tax benefit	(37,633)	(30,952)	(161,643)	(74,494)
Income tax benefit	(4,419)	(96)	(10,067)	(2,850)
Loss from continuing operations	(33,214)	(30,856)	(151,576)	(71,644)
Loss from discontinued operations, net of taxes	(1,722)	(1,176)	(1,610)	(4,370)

Net loss	(34,936)	(32,032)	(153,186)	(76,014)
Less net loss (income) attributable to noncontrolling interests	15,750	(224)	21,434	(409)

Net loss attributable to Genesis Healthcare, Inc.	$(19,186)	$(32,256)	$(131,752)	$(76,423)

Loss per common share:

Basic and diluted:

Weighted average shares outstanding for basic and diluted loss from continuing operations per share	89,211	49,865	82,279	49,865

Basic and diluted net loss per common share:
Loss from continuing operations attributable to Genesis Healthcare, Inc.	$(0.20)	$(0.63)	$(1.58)	$(1.44)
Loss from discontinued operations	(0.02)	(0.02)	(0.02)	(0.09)
Net loss attributable to Genesis Healthcare, Inc.	$(0.22)	$(0.65)	$(1.60)	$(1.53)

GENESIS HEALTHCARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(IN THOUSANDS)

	June 30, 2015	December 31, 2014

Assets:
Current assets:
Cash and equivalents	$82,963	$87,548
Accounts receivable, net of allowances for doubtful accounts	753,563	605,830
Other current assets	142,302	202,808
Total current assets	978,828	896,186
Property and equipment, net of accumulated depreciation	3,995,294	3,493,250
Identifiable intangible assets, net of accumulated amortization	225,945	173,112
Goodwill	431,515	169,681
Other long-term assets	471,796	409,179
Total assets	$6,103,378	$5,141,408

Liabilities and Stockholders’ Deficit:
Current liabilities:
Accounts payable and accrued expenses	$360,956	$320,339
Accrued compensation	226,745	192,838
Other current liabilities	162,661	147,405
Total current liabilities	750,362	660,582
Long-term debt	1,031,626	525,728
Capital lease obligations	1,044,208	1,002,762
Financing obligations	2,965,326	2,911,200
Other long-term liabilities	556,398	498,626
Stockholders’ deficit	(244,542)	(457,490)
Total liabilities and stockholders’ deficit	$6,103,378	$5,141,408

GENESIS HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(IN THOUSANDS)

	Six months ended June 30,
	2015	2014

Net cash (used in) provided by operating activities	$(7,729)	$36,361
Net cash used in investing activities	(28,867)	(47,495)
Net cash provided by financing activities	32,011	1,348

Net decrease in cash and equivalents	(4,585)	(9,786)
Beginning of period	87,548	61,413
End of period	$82,963	$51,627

GENESIS HEALTHCARE, INC.

RECONCILIATION OF NET (LOSS) INCOME TO EBITDA, EBITDAR, ADJUSTED EBITDA AND ADJUSTED EBITDAR

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	As reported	Adjustments				As adjusted
			Newly acquired or constructed
	Three months ended June 30, 2015	Conversion to cash basis leases (a)	businesses with start-up losses (b)	Other adjustments (c)	Total adjustments	Three months ended June 30, 2015

Net revenues	$1,419,475	$—	$(8,982)	$(232)	$(9,214)	$1,410,261

Salaries, wages and benefits	820,926	—	(5,447)	—	(5,447)	815,479
Other operating expenses	348,236	—	(4,183)	(11,220)	(15,403)	332,833
General and administrative costs	44,983	—	—	(2,079)	(2,079)	42,904
Provision for losses on accounts receivable	22,113	—	(251)	—	(251)	21,862
Lease expense	38,959	84,437	(1,979)	—	82,458	121,417
Depreciation and amortization expense	53,605	(34,197)	(199)	—	(34,396)	19,209
Interest expense	126,385	(103,980)	(8)	—	(103,988)	22,397
Other income	50	—	—	(50)	(50)	—
Investment income	(431)	—	—	—	—	(431)
Transaction costs	2,642	—	—	(2,642)	(2,642)	—
Equity in net income of unconsolidated affiliates	(360)	—	—	—	—	(360)
(Loss) income before income tax benefit	$(37,633)	$53,740	$3,085	$15,759	$72,584	$34,951
Income tax (benefit) expense	(4,419)	12,474	716	3,658	16,848	12,429
(Loss) income from continuing operations	$(33,214)	$41,266	$2,369	$12,101	$55,736	$22,522
Loss from discontinued operations, net of taxes	1,722	460	—	—	460	2,182
Net (loss) income attributable to noncontrolling interests	(15,750)	15,036	863	4,409	20,308	4,558

Net (loss) income attributable to Genesis Healthcare, Inc.	$(19,186)	$25,770	$1,506	$7,692	$34,968	$15,782

Depreciation and amortization expense	53,605	(34,197)	(199)	—	(34,396)	19,209
Interest expense	126,385	(103,980)	(8)	—	(103,988)	22,397
Other income	50	—	—	(50)	(50)	—
Transaction costs	2,642	—	—	(2,642)	(2,642)	—
Income tax (benefit) expense	(4,419)	12,474	716	3,658	16,848	12,429
Loss from discontinued operations, net of taxes	1,722	460	—	—	460	2,182
Net (loss) income attributable to noncontrolling interests	(15,750)	15,036	863	4,409	20,308	4,558

EBITDA / Adjusted EBITDA	$145,049	$(84,437)	$2,878	$13,067	$(68,492)	$76,557
Lease expense	38,959	84,437	(1,979)	—	82,458	121,417

EBITDAR / Adjusted EBITDAR	$184,008	$—	$899	$13,067	$13,966	$197,974

(Loss) income per common share:

Diluted:

Weighted average shares outstanding for diluted (loss) income from continuing operations per share (d)	89,211					153,671

Diluted net (loss) income from continuing operations per share (e)	$(0.20)					$0.14

See (a), (b), (c), (d) and (e) footnote references contained herein.

GENESIS HEALTHCARE, INC.

RECONCILIATION OF NET (LOSS) INCOME TO EBITDA, EBITDAR, ADJUSTED EBITDA AND ADJUSTED EBITDAR

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	As reported	Adjustments				As adjusted	Non-GAAP as adjusted	Pro forma adjusted
	Six months ended June 30, 2015	Conversion to cash basis leases (a)	Newly acquired or constructed businesses with start-up losses (b)	Other adjustments (c)	Total adjustments	Six months ended June 30, 2015	Skilled Healthcare Group, Inc. one month ended January 31, 2015	Six months ended June 30, 2015

Net revenues	$2,762,476	$—	$(21,365)	$388	$(20,977)	$2,741,499	$71,288	$2,812,787

Salaries, wages and benefits	1,611,659	—	(12,513)	—	(12,513)	1,599,146	43,926	1,643,072
Other operating expenses	660,797	—	(9,653)	(11,220)	(20,873)	639,924	19,946	659,870
General and administrative costs	86,516	—	—	(3,762)	(3,762)	82,754	—	82,754
Provision for losses on accounts receivable	45,509	—	(251)	—	(251)	45,258	—	45,258
Lease expense	75,378	168,345	(4,928)	—	163,417	238,795	1,766	240,561
Depreciation and amortization expense	113,538	(67,789)	(1,443)	—	(69,232)	44,306	1,998	46,304
Interest expense	247,698	(206,314)	(40)	—	(206,354)	41,344	2,521	43,865
Loss on extinguishment of debt	3,234	—	—	(3,234)	(3,234)	—	—	—
Other income	(7,560)	—	—	7,560	7,560	—	11	11
Investment income	(847)	—	—	—	—	(847)	—	(847)
Transaction costs	88,710	—	—	(88,710)	(88,710)	—	—	—
Equity in net income of unconsolidated affiliates	(513)	—	—	—	—	(513)	(146)	(659)
(Loss) income before income tax benefit	$(161,643)	$105,758	$7,463	$99,754	$212,975	$51,332	$1,266	$52,598
Income tax (benefit) expense	(10,067)	24,548	1,732	23,155	49,435	39,368	494	39,862
(Loss) income from continuing operations	$(151,576)	$81,210	$5,731	$76,599	$163,540	$11,964	$772	$12,736
Loss from discontinued operations, net of taxes	1,610	920	—	—	920	2,530	—	2,530
Net (loss) income attributable to noncontrolling interests	(21,434)	29,591	2,088	27,911	59,590	38,156	531	38,687

Net (loss) income attributable to Genesis Healthcare, Inc.	$(131,752)	$50,699	$3,643	$48,688	$103,030	$(28,722)	$241	$(28,481)

Depreciation and amortization expense	113,538	(67,789)	(1,443)	—	(69,232)	44,306	1,998	46,304
Interest expense	247,698	(206,314)	(40)	—	(206,354)	41,344	2,521	43,865
Loss on extinguishment of debt	3,234	—	—	(3,234)	(3,234)	—	—	—
Other income	(7,560)	—	—	7,560	7,560	—	11	11
Transaction costs	88,710	—	—	(88,710)	(88,710)	—	—	—
Income tax (benefit) expense	(10,067)	24,548	1,732	23,155	49,435	39,368	494	39,862
Loss from discontinued operations, net of taxes	1,610	920	—	—	920	2,530	—	2,530
Net (loss) income attributable to noncontrolling interests	(21,434)	29,591	2,088	27,911	59,590	38,156	531	38,687

EBITDA / Adjusted EBITDA	$283,977	$(168,345)	$5,980	$15,370	$(146,995)	$136,982	$5,796	$142,778
Lease expense	75,378	168,345	(4,928)	—	163,417	238,795	1,766	240,561

EBITDAR / Adjusted EBITDAR	$359,355	$—	$1,052	$15,370	$16,422	$375,777	$7,562	$383,339

(Loss) income per common share:

Diluted:

Weighted average shares outstanding for diluted (loss) income from continuing operations per share (d)	82,279							153,671

Diluted net (loss) income from continuing operations per share (e)	$(1.58)							$0.21

See (a), (b), (c), (d) and (e) footnote references contained herein.

GENESIS HEALTHCARE, INC.

RECONCILIATION OF NET (LOSS) INCOME TO EBITDA, EBITDAR, ADJUSTED EBITDA AND ADJUSTED EBITDAR

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	As reported	Adjustments				As adjusted	Non-GAAP as adjusted	Pro forma adjusted
	Three months ended June 30, 2014	Conversion to cash basis leases (a)	Newly acquired or constructed businesses with start-up losses (b)	Other adjustments (c)	Total adjustments	Three months ended June 30, 2014	Skilled Healthcare Group, Inc. three months ended June 30, 2014	Three months ended June 30, 2014
Net revenues	$1,200,651	$—	$(4,294)	$—	$(4,294)	$1,196,357	$206,868	$1,403,225
		—
Salaries, wages and benefits	717,215	—	(3,302)	94	(3,208)	714,007	128,515	842,522
Other operating expenses	269,603	—	(1,800)	(714)	(2,514)	267,089	44,052	311,141
General and administrative costs	35,980	—	—	—	—	35,980	6,656	42,636
Provision for losses on accounts receivable	17,080	—	—	—	—	17,080	3,664	20,744
Lease expense	32,909	80,317	(650)	—	79,667	112,576	4,922	117,498
Depreciation and amortization expense	48,930	(33,525)	(22)	—	(33,547)	15,383	6,034	21,417
Interest expense	109,900	(97,660)	—	—	(97,660)	12,240	7,643	19,883
Loss (gain) on extinguishment of debt	181	—	—	(181)	(181)	—	—	—
Other (income) loss	(667)	—	—	667	667	—	(123)	(123)
Investment income	(436)	—	—	—	—	(436)	—	(436)
Transaction costs	1,298	—	—	(1,298)	(1,298)	—	—	—
Equity in net income of unconsolidated affiliates	(390)	—	—	—	—	(390)	(92)	(482)
(Loss) income before income tax benefit	$(30,952)	$50,868	$1,480	$1,432	$53,780	$22,828	$5,597	$28,425
Income tax (benefit) expense	(96)	3,215	94	91	3,400	3,304	2,447	5,751
(Loss) income from continuing operations	$(30,856)	$47,653	$1,386	$1,341	$50,380	$19,524	$3,150	$22,674
Loss (income) from discontinued operations, net of taxes	1,176	(437)	—	—	(437)	739	—	739
Net loss attributable to noncontrolling interests	224	—	—	—	—	224	—	224

Net (loss) income attributable to Genesis Healthcare, Inc.	$(32,256)	$48,090	$1,386	$1,341	$50,817	$18,561	$3,150	$21,711

Depreciation and amortization expense	48,930	(33,525)	(22)	—	(33,547)	15,383	6,034	21,417
Interest expense	109,900	(97,660)	—	—	(97,660)	12,240	7,643	19,883
Loss (gain) on extinguishment of debt	181	—	—	(181)	(181)	—	—	—
Other (income) loss	(667)	—	—	667	667	—	(123)	(123)
Transaction costs	1,298	—	—	(1,298)	(1,298)	—	—	—
Income tax (benefit) expense	(96)	3,215	94	91	3,400	3,304	2,447	5,751
Loss (income) from discontinued operations, net of taxes	1,176	(437)	—	—	(437)	739	—	739
Net income attributable to noncontrolling interests	224	—	—	—	—	224	—	224

EBITDA / Adjusted EBITDA	$128,690	$(80,317)	$1,458	$620	$(78,239)	$50,451	$19,151	$69,602
Lease expense	32,909	80,317	(650)	—	79,667	112,576	4,922	117,498

EBITDAR / Adjusted EBITDAR	$161,599	$—	$808	$620	$1,428	$163,027	$24,073	$187,100

Loss per common share:

Diluted:

Weighted average shares outstanding for diluted (loss) income from continuing operations per share (d)	49,865

Diluted net (loss) income from continuing operations per share (e)	$(0.63)							Not calculated

See (a), (b), (c), (d) and (e) footnote references contained herein.

GENESIS HEALTHCARE, INC.

RECONCILIATION OF NET (LOSS) INCOME TO EBITDA, EBITDAR, ADJUSTED EBITDA AND ADJUSTED EBITDAR

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	As reported	Adjustments				As adjusted	Non-GAAP as adjusted	Pro forma adjusted
	Six months ended June 30, 2014	Conversion to cash basis leases (a)	Newly acquired or constructed businesses with start-up losses (b)	Other adjustments (c)	Total adjustments	Six months ended June 30, 2014	Skilled Healthcare Group, Inc. six months ended June 30, 2014	Six months ended June 30, 2014
Net revenues	$2,387,195	$—	$(7,178)	$1,166	$(6,012)	$2,381,183	$414,303	$2,795,486
		—
Salaries, wages and benefits	1,438,477	—	(5,044)	(1,706)	(6,750)	1,431,727	259,934	1,691,661
Other operating expenses	533,149	—	(3,052)	(833)	(3,885)	529,264	89,012	618,276
General and administrative costs	71,844	—	—	—	—	71,844	12,300	84,144
Provision for losses on accounts receivable	35,596	—	—	—	—	35,596	6,478	42,074
Lease expense	65,708	157,880	(1,085)	—	156,795	222,503	9,696	232,199
Depreciation and amortization expense	96,430	(65,393)	(73)	—	(65,466)	30,964	12,120	43,084
Interest expense	218,650	(193,068)	—	—	(193,068)	25,582	15,639	41,221
Loss (gain) on extinguishment of debt	680	—	—	(680)	(680)	—	—	—
Other (income) loss	(667)	—	—	667	667	—	(162)	(162)
Investment income	(1,379)	—	—	—	—	(1,379)	—	(1,379)
Transaction costs	3,547	—	—	(3,547)	(3,547)	—	—	—
Equity in net income of unconsolidated affiliates	(346)	—	—	—	—	(346)	(638)	(984)
(Loss) income before income tax benefit	$(74,494)	$100,581	$2,076	$7,265	$109,922	$35,428	$9,924	$45,352
Income tax (benefit) expense	(2,850)	6,357	132	460	6,949	4,099	4,448	8,547
(Loss) income from continuing operations	$(71,644)	$94,224	$1,944	$6,805	$102,973	$31,329	$5,476	$36,805
Loss (income) from discontinued operations, net of taxes	4,370	(1,964)	—	—	(1,964)	2,406	—	2,406
Net loss attributable to noncontrolling interests	409	—	—	—	—	409	—	409

Net (loss) income attributable to Genesis Healthcare, Inc.	$(76,423)	$96,188	$1,944	$6,805	$104,937	$28,514	$5,476	$33,990

Depreciation and amortization expense	96,430	(65,393)	(73)	—	(65,466)	30,964	12,120	43,084
Interest expense	218,650	(193,068)	—	—	(193,068)	25,582	15,639	41,221
Loss (gain) on extinguishment of debt	680	—	—	(680)	(680)	—	—	—
Other (income) loss	(667)	—	—	667	667	—	(107)	(107)
Transaction costs	3,547	—	—	(3,547)	(3,547)	—	—	—
Income tax (benefit) expense	(2,850)	6,357	132	460	6,949	4,099	4,448	8,547
Loss (income) from discontinued operations, net of taxes	4,370	(1,964)	—	—	(1,964)	2,406	—	2,406
Net income attributable to noncontrolling interests	409	—	—	—	—	409	—	409

EBITDA / Adjusted EBITDA	$244,146	$(157,880)	$2,003	$3,705	$(152,172)	$91,974	$37,576	$129,550
Lease expense	65,708	157,880	(1,085)	—	156,795	222,503	9,696	232,199

EBITDAR / Adjusted EBITDAR	$309,854	$—	$918	$3,705	$4,623	$314,477	$47,272	$361,749

Loss per common share:

Diluted:

Weighted average shares outstanding for diluted (loss) income from continuing operations per share (d)	49,865

Diluted net (loss) income from continuing operations per share (e)	$(1.44)							Not calculated

See (a), (b), (c), (d) and (e) footnote references contained herein.

(a)  Our leases are classified as either operating leases, capital leases or financing obligations pursuant to applicable guidance under U.S. GAAP.  We view the primary provisions and economics of these leases, regardless of their accounting treatment, as being nearly identical.  Virtually all of our leases are structured with triple net terms, have fixed annual rent escalators and have long-term initial maturities with renewal options.  Accordingly, in connection with our evaluation of the financial performance of the Company, we reclassify all of our leases to operating lease treatment and reflect lease expense on a cash basis.  This approach allows us to better understand the relationship in each reporting period of our operating performance, as measured by EBITDAR and Adjusted EBITDAR, to the cash basis obligations to our landlords in that reporting period, regardless of the lease accounting treatment.  This presentation and approach is also consistent with the financial reporting and covenant compliance requirements contained in all of our major lease and loan agreements.  The following table summarizes the reclassification adjustments necessary to present all leases as operating leases on a cash basis.

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
	(in thousands)
Lease expense:
Cash rent - capital leases	$22,923	$22,384	$45,848	$44,394
Cash rent - financing obligations	64,065	61,097	126,835	119,632
Non-cash - operating lease arrangements	(2,551)	(3,164)	(4,338)	(6,146)
Lease expense adjustments	$84,437	$80,317	$168,345	$157,880

Depreciation and amortization expense:
Capital lease accounting	$(9,296)	$(9,281)	$(18,075)	$(18,280)
Financing obligation accounting	(24,901)	(24,244)	(49,714)	(47,113)
Depreciation and amortization expense adjustments	$(34,197)	$(33,525)	$(67,789)	$(65,393)

Interest expense:
Capital lease accounting	$(26,157)	$(25,087)	$(51,643)	$(49,209)
Financing obligation accounting	(77,823)	(72,573)	(154,671)	(143,859)
Interest expense adjustments	$(103,980)	$(97,660)	$(206,314)	$(193,068)

Total pre-tax lease accounting adjustments	$(53,740)	$(50,868)	$(105,758)	$(100,581)

(b)  The acquisition and construction of new businesses has become an important element of our growth strategy.  Many of the businesses we acquire have a history of operating losses and continue to generate operating losses in the months that follow our acquisition.  Newly constructed or developed businesses also generate losses while in their start-up phase.  We view these losses as both temporary and an expected component of our long-term investment in the new venture.  We adjust these losses when computing Adjusted EBITDAR and Adjusted EBITDA in order to better evaluate the performance of our core business.  The activities of such businesses are adjusted when computing Adjusted EBITDAR and Adjusted EBITDA until such time as a new business generates positive Adjusted EBITDA.  The operating performance of new businesses are no longer adjusted when computing Adjusted EBITDAR and Adjusted EBITDA beginning the period in which a new business generates positive Adjusted EBITDA and all periods thereafter.  There were seven acquired or newly constructed businesses eliminated from our reported results when computing adjusted results for the three and six months ended June 30, 2015 and 2014, respectively.  The results for the six months ended June 30, 2015 were also adjusted for losses incurred in our rehabilitation services start-up activities in China.

(c)  Other adjustments represent costs or gains associated with transactions or events that we do not believe are reflective of our core recurring operating business.  Other adjustments also include the effect of expensing non-cash stock-based compensation related to restricted stock units.  The following items were realized in the periods presented.

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
	(in thousands)
Severance and restructuring (1)	$720	$(94)	$2,379	$1,706
Regulatory defense and related costs (2)	1,317	714	1,961	1,500
New business development costs (3)	—	—	—	499
Self insurance adjustment (4)	10,500	—	10,500	—
Transaction costs (5)	2,642	1,298	88,710	3,547
Loss on early extinguishment of debt	—	181	3,234	680
Other income (6)	50	(667)	(7,560)	(667)
Stock based compensation (7)	530	—	530	—
Tax benefit from total adjustments	(3,658)	(91)	(23,155)	(460)
Total other adjustments	$12,101	$1,341	$76,599	$6,805

(1)  We incurred costs related to the termination, severance and restructuring of certain components of the Company’s business.

(2)  We incurred legal defense and other related costs in connection with certain matters in dispute or under appeal with regulatory agencies.

(3)  We incurred business development costs in connection with the evaluation and start-up of services outside our existing service offerings.

(4) We incurred a self-insured program adjustment for the actuarially developed GLPL and worker’s compensation claims related to policy periods 2014 and prior.  The Company also recorded approximately $3.6 million of incremental development related to the first six months of 2015, which has not been excluded from our non GAAP results.

(5)  We incurred costs associated with transactions including the combination with Skilled Healthcare Group, Inc. and other transactions.

(6)  We realized a net gain on the sale of certain assets in the six months ended June 30, 2015.

(7)  We incurred $0.5 million of non-cash stock-based compensation related to restricted stock units.

(d)  Assumes 153.7 million diluted weighted average common shares outstanding and common stock equivalents on a fully exchanged basis.

(e)  Pro forma adjusted income from continuing operations per share assumes a calculated tax rate of 40%, and is computed as follows:  Pro forma adjusted income before income taxes of $17.6 million x (1 - 40% tax rate) / 153.7 million diluted weighted average shares on a fully exchanged basis.

SKILLED HEALTHCARE GROUP, INC.

RECONCILIATION OF NET (LOSS) INCOME TO EBITDA, EBITDAR, ADJUSTED EBITDA AND ADJUSTED EBITDAR

(UNAUDITED)

(IN THOUSANDS)

	GAAP as		Non-GAAP as	GAAP as		Non-GAAP as	GAAP as		Non-GAAP as
	reported		adjusted	reported		adjusted	reported		adjusted
	One month		One month	Three months		Three months	Six months		Six months
	ended January		ended January	ended June		ended June	ended June		ended June 30,
	31, 2015	Adjust	31, 2015	30, 2014	Adjust	30, 2014	30, 2014	Adjust	2014

Net revenues	$71,288	$—	$71,288	$206,979	$(111)	$206,868	$414,279	$24	$414,303
Salaries, wages and benefits	44,842	(916)	43,926	128,819	(304)	128,515	260,246	(312)	259,934
Other operating expenses	17,486	(345)	17,141	51,990	(7,938)	44,052	97,967	(8,955)	89,012
General and administrative costs	1,516		1,516	7,287	(631)	6,656	13,371	(1,071)	12,300
Provision for losses on accounts receivable	1,289	—	1,289	3,720	(56)	3,664	6,625	(147)	6,478
Lease expense	1,766	—	1,766	4,922	—	4,922	9,696	—	9,696
Depreciation and amortization expense	1,998	—	1,998	6,034	—	6,034	12,120	—	12,120
Interest expense	2,521	—	2,521	7,643	—	7,643	15,639	—	15,639
Loss on extinguishment of debt	—	—	—	822	(822)	—	822	(822)	—
Impairment of long-lived assets	—	—	—	82	(82)	—	82	(82)	—
Other (income) loss	11	—	11	(123)	—	(123)	(162)	—	(162)
Transaction costs	4,638	(4,638)	—	—	—	—	—	—	—
Equity in net income of unconsolidated affiliates	(146)	—	(146)	(92)	—	(92)	(638)	—	(638)
Income tax (benefit) expense	(1,807)	2,301	494	(1,345)	3,792	2,447	(3)	4,451	4,448
Net (loss) income	$(2,826)	$3,598	$772	$(2,780)	$5,930	$3,150	$(1,486)	$6,962	$5,476

Depreciation and amortization expense	1,998	—	1,998	6,034	—	6,034	12,120	—	12,120
Interest expense	2,521	—	2,521	7,643	—	7,643	15,639	—	15,639
Loss on extinguishment of debt	—	—	—	822	(822)	—	822	(822)	—
Impairment of long-lived assets	—	—	—	82	(82)	—	82	(82)	—
Other (income) loss	11	—	11	(123)		(123)	(107)	—	(107)
Transaction costs	4,638	(4,638)	—	—	—	—	—	—	—
Income tax (benefit) expense	(1,807)	2,301	494	(1,345)	3,792	2,447	(3)	4,451	4,448
EBITDA / Adjusted EBITDA	4,535	1,261	5,796	10,333	8,818	19,151	27,067	10,509	37,576
Lease expense	1,766	—	1,766	4,922	—	4,922	9,696	—	9,696
EBITDAR / Adjusted EBITDAR	$6,301	$1,261	$7,562	$15,255	$8,818	$24,073	$36,763	$10,509	$47,272

The following adjustments represent costs or gains associated with transactions or events that we do not believe are reflective of Skilled Healthcare Group’s recurring operating business.

	One month ended January 31, 2015	Three months ended June 30, 2014	Six months ended June 30, 2014
Severance and restructuring	$1,220	$631	$1,071
Regulatory defense and related costs	41	—	—
Exist costs of divested facilities	—	(27)	340
Professional fees related to non-routine matters	—	7,205	7,519
Losses at skilled nursing facility not at full operation	—	133	133
Loss on extinguishment of debt	—	822	822
Non-cash stock compensation	371	876	1,446
Impairment of long-lived assets	—	82	82
Transaction costs	4,267	—	—
Tax benefit of total adjustments	(2,301)	(3,792)	(4,451)
Total adjustments	$3,598	$5,930	$6,962

GENESIS HEALTHCARE, INC.

KEY FINANCIAL PERFORMANCE INDICATORS

(UNAUDITED)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
	(In thousands)		(In thousands)

Financial Results
Net revenues	$1,419,475	$1,200,651	$2,762,476	$2,387,195
EBITDAR	184,008	161,599	359,355	309,854
EBITDA	145,049	128,690	283,977	244,146
Adjusted EBITDAR	197,974	163,027	375,777	314,477
Adjusted EBITDA	76,557	50,451	136,982	91,974
Pro forma adjusted EBITDAR	197,974	187,100	383,339	361,749
Pro forma adjusted EBITDA	76,557	69,602	142,778	129,550

INPATIENT SEGMENT:

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014

Occupancy Statistics - Inpatient
Available licensed beds in service at end of period	56,730	46,451	56,730	46,451
Available operating beds in service at end of period	55,087	45,057	55,087	45,057
Available patient days based on licensed beds	5,154,768	4,231,255	9,930,941	8,420,379
Available patient days based on operating beds	4,996,311	4,103,685	9,625,192	8,164,113
Actual patient days	4,338,337	3,675,482	8,427,184	7,307,551
Occupancy percentage - licensed beds	84.2%	86.9%	84.9%	86.8%
Occupancy percentage - operating beds	86.8%	89.6%	87.6%	89.5%
Skilled mix	21.8%	22.2%	22.3%	22.2%
Average daily census	47,674	40,390	46,559	40,373

Revenue per patient day (skilled nursing facilities)
Medicare Part A	$503	$493	$502	$492
Medicare total (including Part B)	543	531	538	530
Insurance	454	448	446	447
Private and other	310	319	312	320
Medicaid	217	213	216	213
Medicaid (net of provider taxes)	195	193	195	193
Weighted average (net of provider taxes)	$272	$271	$273	$271

Patient days by payor (skilled nursing facilities)
Medicare	573,295	537,626	1,153,193	1,067,923
Insurance	307,163	224,319	594,922	448,606
Total skilled mix days	880,458	761,945	1,748,115	1,516,529
Private and other	277,038	239,345	563,624	480,968
Medicaid	2,866,194	2,434,581	5,512,696	4,834,342
Total Days	4,023,690	3,435,871	7,824,435	6,831,839

Patient days as a percentage of total patient days (skilled nursing facilities)
Medicare	14.2%	15.6%	14.7%	15.6%
Insurance	7.6%	6.5%	7.6%	6.6%
Skilled mix	21.8%	22.1%	22.3%	22.2%
Private and other	6.9%	7.0%	7.2%	7.0%
Medicaid	71.3%	70.9%	70.5%	70.8%
Total	100.0%	100.0%	100.0%	100.0%

GENESIS HEALTHCARE, INC.

KEY FINANCIAL PERFORMANCE INDICATORS

(UNAUDITED)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Facilities at end of period
Skilled nursing facilities
Leased	384	356	384	356
Owned	33	2	33	2
Joint Venture	5	5	5	5
Managed *	36	14	36	14
Total skilled nursing facilities	458	377	458	377
Total licensed beds	55,605	45,964	55,605	45,964

Assisted living facilities:
Leased	29	27	29	27
Owned	22	1	22	1
Joint Venture	1	1	1	1
Managed	4	4	4	4
Total assisted living facilities	56	33	56	33
Total licensed beds	3,962	2,731	3,962	2,731
Total facilities	514	410	514	410

Total Jointly Owned and Managed– (Unconsolidated)	19	17	19	17

REHABILITATION THERAPY SEGMENT:

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014

Revenue mix %:
Company-operated	39%	37%	39%	37%
Non-affiliated	61%	63%	61%	63%
Sites of service (at end of period)	1,499	1,367	1,499	1,367
Revenue per site	$171,570	$176,104	$336,478	$352,856
Therapist efficiency %	70%	69%	70%	70%

* In 2015, includes 20 facilities located in Texas for which the real estate is owned by Genesis.

GENESIS HEALTHCARE, INC.

RECONCILIATION OF NET (LOSS) INCOME TO EBITDA, EBITDAR, ADJUSTED EBITDA AND ADJUSTED EBITDAR

2015 GUIDANCE - LOW END OF RANGE

(IN THOUSANDS, EXCEPT EPS)

		Adjustments			As adjusted
			Newly acquired or
	Twelve months ended December 31, 2015	Conversion to cash basis leases (a)	constructed businesses with start-up losses (b)	Other adjustments (c)	Twelve months ended December 31, 2015

Net revenues	$5,684,197	$—	$(25,759)	$—	$5,658,438

Salaries, wages and benefits	3,506,752	—	(16,175)	—	3,490,577
Other operating expenses	1,427,595	—	(11,734)	—	1,415,861
Lease expense	157,874	334,941	(5,383)	—	487,432
Depreciation and amortization expense	234,511	(137,324)	(2,675)	—	94,512
Interest expense	507,203	(421,251)	—	—	85,952
Investment income	(2,000)	—	—	—	(2,000)
Transaction costs	88,989	—	—	(88,989)	—
Equity in net income of unconsolidated affiliates	(1,050)	—	—	—	(1,050)
(Loss) income before income tax expense	$(235,677)	$223,634	$10,208	$88,989	$87,154
Income tax expense (benefit)	(94,271)	89,454	4,083	35,596	34,862
Income (loss) from continuing operations	$(141,406)	$134,180	$6,125	$53,393	$52,292

Earnings (loss) per share, diluted:	$(0.91)				$0.34
Weighted-average common shares outstanding, diluted, on a fully exchanged basis	154,603				154,603

Adjustments to Compute EBITDA/Adjusted EBITDA and EBITDAR / Adjusted EBITDAR
Depreciation and amortization expense	234,511	(137,324)	(2,675)	—	94,512
Interest expense	507,203	(421,251)	—	—	85,952
Transaction costs	88,989	—	—	(88,989)	—
Income tax expense (benefit)	(94,271)	89,454	4,083	35,596	34,862

EBITDA / Adjusted EBITDA	$595,026	$(334,941)	$7,533	$—	$267,618
Lease expense	157,874	334,941	(5,383)	—	487,432
EBITDAR / Adjusted EBITDAR	$752,900	$—	$2,150	$—	$755,050

GENESIS HEALTHCARE, INC.

RECONCILIATION OF NET (LOSS) INCOME TO EBITDA, EBITDAR, ADJUSTED EBITDA AND ADJUSTED EBITDAR

2015 GUIDANCE - HIGH END OF RANGE

(IN THOUSANDS, EXCEPT EPS)

		Adjustments			As adjusted
			Newly acquired or
	Twelve months ended December 31, 2015	Conversion to cash basis leases (a)	constructed businesses with start-up losses (b)	Other adjustments (c)	Twelve months ended December 31, 2015

Net revenues	$5,764,197	$—	$(25,759)	$—	$5,738,438

Salaries, wages and benefits	3,554,512	—	(16,175)	—	3,538,337
Other operating expenses	1,446,798	—	(11,734)	—	1,435,064
Lease expense	157,874	334,941	(5,383)	—	487,432
Depreciation and amortization expense	235,515	(137,324)	(2,675)	—	95,516
Interest expense	508,003	(421,251)	—	—	86,752
Investment income	(3,000)	—	—	—	(3,000)
Transaction costs	88,989	—	—	(88,989)	—
Equity in net income of unconsolidated affiliates	(2,000)	—	—	—	(2,000)
(Loss) income before income tax expense	$(222,494)	$223,634	$10,208	$88,989	$100,337
Income tax (benefit) expense	(88,998)	89,454	4,083	35,596	40,135
Income (loss) from continuing operations	$(133,496)	$134,180	$6,125	$53,393	$60,202

Earnings (loss) per share, diluted:	$(0.86)				$0.39
Weighted-average common shares outstanding, diluted, on a fully exchanged basis	154,603				154,603

Adjustments to Compute EBITDA/Adjusted EBITDA and EBITDAR / Adjusted EBITDAR
Depreciation and amortization expense	235,515	(137,324)	(2,675)	—	95,516
Interest expense	508,003	(421,251)	—	—	86,752
Transaction costs	88,989	—	—	(88,989)	—
Income tax (benefit) expense	(88,998)	89,454	4,083	35,596	40,135

EBITDA / Adjusted EBITDA	$610,013	$(334,941)	$7,533	$—	$282,605
Lease expense	157,874	334,941	(5,383)	—	487,432
EBITDAR / Adjusted EBITDAR	$767,887	$—	$2,150	$—	$770,037